UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 1, 2025
_________________________
GoHealth, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W Merchandise Mart Plaza Suite 1750		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2025, GoHealth, Inc. (the “Company”) and Vijay Kotte, the Company’s Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), entered into a First Amendment (the “Amendment”) to the Employment Agreement, by and among the Company, GoHealth Holdings, LLC, and Mr. Kotte, dated as of June 3, 2022 (the “Employment Agreement”). The Amendment modifies the Employment Agreement to (i) extend the term of the Employment Agreement for a period of three years from April 1, 2025, (ii) set Mr. Kotte’s annual base salary at $1,000,000 per year, and (iii) beginning with the fiscal year 2025, provide that Mr. Kotte will be eligible for an annual grant under the Company’s 2020 Incentive Award Plan (the “2020 Plan”) (or another equity plan adopted by the Company) with a target grant value of no less than $3,000,000, as determined by the Board or the Compensation Committee of the Board, in its sole discretion, with a 2025 annual grant of restricted stock units equal to $5,000,000, with the number of shares subject to the 2025 annual grant determined by the closing price of the Company’s stock on April 1, 2025 and issued in two parts: (a) a restricted stock unit award with respect to 185,000 shares of Company stock, with a grant date of April 1, 2025, and (b) a restricted stock unit award in an amount necessary to equal $5,000,000 (when subtracting the value of the 185,000 restricted stock units issued on April 1, 2025), with a grant date on or around July 1, 2025, subject to approval of an increase in the available shares under the 2020 Plan at the Company’s 2025 Annual Meeting of Stockholders. Each such grant will be subject to a standard three year vesting period, conditioned on Mr. Kotte’s continued employment with the Company. In addition, the Amendment also extends the severance benefits currently payable under the Employment Agreement to a termination of Mr. Kotte’s employment due to death. Finally, the Amendment specifies that the Change in Control definition which governs the vesting of certain of Mr. Kotte’s equity awards will include a transaction in which the Company’s common stock ceases to be publicly-traded.

Also, on April 1, 2025, the Company and Mr. Kotte entered into a Letter Agreement (the “Letter Agreement”), which provides for a grant of 500,000 restricted stock units under the 2020 Plan to be issued to Mr. Kotte within 30 days following the entry into the Letter Agreement, which vests 100% on the grant date, subject to Mr. Kotte’s continued employment as Chief Executive Officer of the Company through such date and the Company’s standard form of restricted stock unit agreement, and a $3,000,000 cash payment, with 50% to be paid within 30 days following the execution of the Letter Agreement and the remaining 50% to be paid within 30 days following January 31, 2026, subject in each case, to Mr. Kotte’s continued employment or service with the Company through the applicable payment date and, in the case of the second cash retention payment, the Company’s achievement of a specified performance goal (the restricted stock unit award and cash payments under the Letter Agreement, the “Retention Award”). In the event Mr. Kotte’s employment as Chief Executive Officer of the Company is terminated prior to the three-year anniversary of the Letter Agreement for any reason other than (i) a termination by the Company without “Cause” or due to “Disability” (each as defined in the Employment Agreement), (ii) resignation for “Good Reason” (as defined in the Employment Agreement), or (c) death, then Mr. Kotte will be required to repay a pro-rata portion of the Retention Award he received, pro-rated based on the number of days he served during such three-year period and with the portion of the Retention Award attributable to the restricted stock units based on the fair market value of the underlying shares as of the date of such termination of employment.

Item 9.01. Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit Number	Description
10.1	First Amendment to Employment Agreement, dated as of April 1, 2025, by and among Vijay Kotte, GoHealth, Inc. and GoHealth Holdings, LLC
10.2	Letter Agreement, dated as of April 1, 2025, by and among Vijay Kotte and GoHealth, Inc.
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	April 7, 2025	By:	/s/ Bradley M. Burd
Bradley M. Burd Chief Legal Officer